Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
October 27, 2016

CULLEN/FROST ANNOUNCES RELEASE OF ITS
2016 DODD-FRANK ACT STRESS TEST RESULTS

SAN ANTONIO-Cullen/Frost Bankers, Inc. (“Cullen/Frost”) today disclosed a summary of results of its annual supervisory stress test in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Board of Governors of the Federal Reserve System promulgated thereunder. This information is available on Cullen/Frost’s website, frostbank.com, under Presentations, in the Investor News section.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $29.6 billion in assets at September 30, 2016. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

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